Exhibit 10.1

FOURTH AMENDMENT

TO THE

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

THIS FOURTH AMENDMENT (this “Amendment”) is effective as of August 19, 2022, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2013 Equity Incentive Plan adopted as of December 23, 2013 (as amended from time to time, the “Plan”). Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.	Amendment.

(a)           The definition of “Common Stock” in Section 2 of the Plan is hereby amended to read in its entirety as follows:

“Common Stock” means the Company’s Class A common stock, par value $0.01 per share, along with an AMC Preferred Equity Unit.

(b)          Section 2 of the Plan is hereby amended to add the following definitions:

“AMC Preferred Equity Unit” means a depositary share that represents an interest in one one-hundredth (1/100th) of a share of Preferred Stock and is designed to have the same economic and voting rights as a share of the Company’s Class A common stock.

“Preferred Stock” means the Company’s Series A Convertible Participating Preferred Stock, par value $0.01, with the preferences, limitations, voting powers and relative rights as set forth in the Certificate of Designation filed with the Secretary of the State of Delaware on August 4, 2022.

(c)	Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of shares of Class A common stock that are reserved for issuance under the Plan shall be 15,000,000 and the total number of AMC Preferred Equity Unit that are reserved for issuance under the Plan shall be 7,306,354 (collectively, the “Share Reserve”). Upon conversion of the AMC Preferred Equity Unit into shares of Class A common stock, any remaining AMC Preferred Equity Unit reserved for issuance under the Plan shall automatically convert into shares of Class A common stock reserved for issuance under the Plan. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2.	Miscellaneous.

Except as amended hereby, the Plan remains in full force and effect.